Exhibit 99.1

News Release

Contact:	Lauralee Martin
Title:	Chief Operating and Financial Officer
Phone:	+1 312 228 2073

Jones Lang LaSalle Reports Full-Year Adjusted Earnings per Share of $5.48; Revenue of $3.9 billion

Record full-year revenue increased 12 percent; fee revenue grew 10 percent

CHICAGO, January 29, 2013 – Jones Lang LaSalle Incorporated (NYSE: JLL) today reported adjusted EPS for 2012 of $5.48, up from $4.83 last year. Record full-year revenue of $3.9 billion was up 12 percent in local currency. Fee revenue was $3.6 billion, an increase of 10 percent.

•	Adjusted EPS growth of 13 percent driven by broad-based revenue performance

•	Significant full-year margin improvement in EMEA from management actions despite challenging market conditions

•	Strong Q4 finish in Asia Pacific with 20 percent revenue growth driven by Capital Markets and continued success in corporate outsourcing

•	Continued healthy, above-market leasing performance in the Americas

•	$275 million, 10-year bond issuance strengthened investment-grade balance sheet

Summary Financial Results ($ in millions, except per share data)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011

Revenue	$1,249	$1,148	$3,933	$3,585
Fee Revenue[1]	$1,165	$1,081	$3,640	$3,374
Adjusted Net Income[2]	$117	$114	$245	$215
U.S. GAAP Net Income	$107	$85	$208	$164
Adjusted Earnings per Share[2]	$2.60	$2.56	$5.48	$4.83
Earnings per Share	$2.38	$1.91	$4.63	$3.70
Adjusted EBITDA[3]	$185	$179	$436	$395

Adjusted Operating Income Margin[1]	14.1%	14.6%	9.3%	9.4%
Adjusted EBITDA Margin[1]	15.9%	16.6%	12.0%	11.7%

See Financial Statement Notes (1), (2) and (3) following the Financial Statements in this News Release.

“Our 2012 performance met our expectations, with a strong finish to the year in challenging global markets,” said Colin Dyer, Chief Executive Officer of Jones Lang LaSalle. “Again, we continue to secure market share growth, productivity improvements and expanded client relationships. Our quarterly and full-year performance leaves us confident that we will continue to progress in 2013,” Dyer added.

Jones Lang LaSalle Reports Full-Year and Fourth-Quarter 2012 Results – Page 2

Consolidated Revenue ($ in millions, “LC” = local currency)	Three Months Ended December 31,		% Change in LC	Twelve Months Ended December 31,		% Change in LC
	2012	2011		2012	2011
Real Estate Services (“RES”)
Leasing	$439.2	$408.7	8%	$1,277.8	$1,189.1	9%
Capital Markets & Hotels	194.4	173.2	12%	512.9	459.6	13%
Property & Facility Management	283.9	261.5	9%	1,012.3	864.4	19%
Property & Facility Management Fee Revenue[1]	242.4	222.7	9%	850.1	761.7	13%
Project & Development Services	143.2	126.7	15%	486.2	441.5	14%
Project & Development Services Fee Revenue[1]	101.4	98.6	4%	355.8	333.7	9%
Advisory, Consulting and Other	124.8	115.6	8%	382.2	358.3	9%

Total RES Revenue	$1,185.5	$1,085.7	9%	$3,671.4	$3,312.9	13%

Total RES Fee Revenue[1]	$1,102.2	$1,018.8	8%	$3,378.8	$3,102.4	10%

LaSalle Investment Management
Advisory Fees	$56.2	$60.1	(7%)	$228.1	$245.0	(6%)
Transaction Fees & Other	4.6	2.3	104%	10.5	7.3	47%
Incentive Fees	2.4	0.1	n/m	22.8	19.3	18%

Total LaSalle Investment Management Revenue	$63.2	$62.5	0%	$261.4	$271.6	(3%)

Total Firm Revenue	$1,248.7	$1,148.2	9%	$3,932.8	$3,584.5	12%

Total Firm Fee Revenue[1]	$1,165.4	$1,081.3	8%	$3,640.2	$3,374.0	10%

n/m – not meaningful

Consolidated fee revenue growth for the full year was driven by solid Leasing performance and continued growth in Property & Facility Management. Leasing revenue grew 9 percent in local currency for the year, with the largest growth in the Americas. Property & Facility Management fee revenue rose 13 percent in local currency, also led by the Americas region, which increased 15 percent in local currency, followed by Asia Pacific, up 13 percent. LaSalle Investment Management’s advisory fees decreased from 2011 due to significant asset and portfolio sales, but have remained consistent throughout each quarter of 2012. LaSalle generated $23 million of incentive fees and $24 million of equity earnings during the year.

Consolidated quarter-to-date revenue rose to $1.2 billion, 9 percent higher in local currency than the fourth quarter of 2011, and was up 8 percent on a fee revenue basis.

Jones Lang LaSalle Reports Full-Year and Fourth-Quarter 2012 Results – Page 3

Operating expenses, excluding restructuring and acquisition charges, were $3.6 billion for the year, an increase of 10 percent, 12 percent in local currency, compared with $3.3 billion in 2011. The increase was driven by higher variable compensation resulting from improved Leasing revenue, as well as higher compensation resulting from increased headcount primarily to service new and expanded Property & Facility Management contracts. Compensation expense was further impacted by the firm’s previously disclosed decision to eliminate its Stock Ownership Program (“SOP”), which resulted in approximately $11 million of accelerated compensation expense in the current year, a timing difference rather than a permanent increase in compensation, as well as a timing difference of $5 million related to the acceleration of the final deferred payment for the Staubach acquisition and extension of employment agreements with the majority of the Staubach shareholders who are working in the firm. Fee-based operating expenses1, excluding restructuring and acquisition charges, were $3.3 billion, an increase of 9 percent in local currency, also mostly attributable to higher compensation expense.

Full-year results included $45 million of restructuring and acquisition charges, principally related to integration and retention costs for the second-quarter 2011 acquisition of King Sturge, but also including severance and lease exit costs in targeted areas of the business that are anticipated to remain economically challenged for an extended period of time. The firm’s results also included $5 million of intangibles amortization related to the King Sturge acquisition.

Fourth-quarter fee-based operating expenses excluding restructuring and acquisition charges were $1.0 billion, up 8 percent from $928 million last year. The majority of the increase was due to increases in variable compensation, notably bonus and commission expense, as several of the firm’s businesses reached higher bonus and commission hurdles in the fourth quarter, particularly in the United States.

Balance Sheet

During the fourth quarter, the firm issued $275 million of 4.4% Senior Notes due November 2022. The investment-grade notes were sold to a diverse group of investors and further strengthen the firm’s liquidity and balance sheet position. The proceeds from the issuance were used to reduce borrowings on the firm’s long-term revolving credit facility. Outstanding debt on this facility was $169 million as of December 31, 2012, compared with $463 million last year.

Also in the quarter, the firm made a payment of $115 million to certain former Staubach shareholders. This represents an acceleration of the majority of a $156 million deferred acquisition payment previously recorded and scheduled to be paid in August 2013. In addition, the Americas’ Leasing performance since the 2008 merger produced an earn-out of $36 million, of which $5 million was paid in the second quarter of 2012. The remaining $31 million has been recorded as a deferred acquisition obligation as of December 31, 2012, and will be paid in the first half of 2013. Total net debt, which includes deferred acquisition obligations, decreased $105 million during 2012 to $538 million as of December 31, 2012.

Jones Lang LaSalle Reports Full-Year and Fourth-Quarter 2012 Results – Page 4

Business Segment Performance Highlights

Americas Real Estate Services

Full-year revenue in the Americas region was $1.7 billion, an increase of 15 percent from 2011. On a fee revenue basis, revenue increased 11 percent. The largest growth was in Capital Markets & Hotels, which increased 25 percent, and Property & Facility Management, which increased 15 percent. Leasing revenue increased 9 percent despite overall office leasing volumes dropping 20 percent in the United States.

Americas Revenue ($ in millions, “LC” = local currency)	Three Months Ended December 31,		% Change in LC	Twelve Months Ended December 31,		% Change in LC
	2012	2011		2012	2011
Leasing	$278.9	$258.6	8%	$829.6	$760.7	9%
Capital Markets & Hotels	59.4	48.1	24%	168.5	135.6	25%
Property & Facility Management	133.2	117.8	13%	458.7	349.7	32%
Property & Facility Management Fee Revenue[1]	111.1	101.2	10%	375.0	329.3	15%
Project & Development Services	51.9	54.3	(4%)	182.9	178.4	4%
Project & Development Services Fee Revenue[1]	51.7	53.9	(3%)	182.1	177.9	4%
Advisory, Consulting and Other	31.5	30.7	3%	107.0	98.2	9%

Operating Revenue	$554.9	$509.5	9%	$1,746.7	$1,522.6	15%
Equity Earnings	0.1	—	n/m	—	2.7	n/m

Total Segment Revenue	$555.0	$509.5	9%	$1,746.7	$1,525.3	15%

Total Segment Fee Revenue[1]	$532.7	$492.5	9%	$1,662.2	$1,504.4	11%

n/m – not meaningful

Operating expenses were $1.6 billion for the year, a 16 percent increase from 2011. Fee-based operating expenses increased 12 percent from last year. The year-over-year increase was due to higher fixed compensation costs associated with a larger employee base, as well as higher commission expenses related to improved Leasing and Capital Markets & Hotels revenue. The SOP elimination earlier this year has added approximately $5 million to compensation expense compared with 2011. Also impacting Americas full-year and fourth-quarter operating expenses was $5 million of compensation expense related to acceleration of the deferred acquisition payment.

Operating income was $168 million for the year, up from $163 million in 2011. EBITDA for the year was $210 million, compared with $201 million in 2011. EBITDA margin calculated on a fee revenue basis was 12.7 percent compared with 13.4 percent last year. Adjusting for the impact of the SOP elimination and acceleration of deferred acquisition payments, 2012 EBITDA margin would have been equal to a similarly adjusted 2011.

Jones Lang LaSalle Reports Full-Year and Fourth-Quarter 2012 Results – Page 5

Fourth-quarter fee-based operating expenses were $457 million, compared with $408 million in 2011, a 12 percent increase, and included the $5 million of compensation expense related to the accelerated deferred acquisition payment and $2 million from the elimination of the SOP.

EMEA Real Estate Services

EMEA’s full-year revenue was $1.0 billion, a 12 percent increase in local currency. Revenue increased on a fee revenue basis by 9 percent, broad-based but driven by Project & Development Services, which includes the Tetris fit-out business, and Leasing. Fourth-quarter fee revenue was $318 million, consistent with 2011 levels.

EMEA Revenue ($ in millions, “LC” = local currency)	Three Months Ended December 31,		% Change in LC	Twelve Months Ended December 31,		% Change in LC
	2012	2011		2012	2011
Leasing	$83.7	$81.0	4%	$250.0	$236.1	11%
Capital Markets & Hotels	94.9	103.1	(9%)	235.1	229.1	5%
Property & Facility Management	42.4	42.5	(1%)	155.2	147.9	9%
Property & Facility Management Fee Revenue[1]	42.4	42.5	(1%)	155.2	147.9	9%
Project & Development Services	64.5	51.4	28%	219.8	182.0	28%
Project & Development Services Fee Revenue[1]	30.5	28.8	7%	106.5	96.3	16%
Advisory, Consulting and Other	66.8	62.3	7%	189.1	178.9	10%

Operating Revenue	$352.3	$340.3	4%	$1,049.2	$974.0	12%
Equity Losses	(0.1)	—	n/m	(0.3)	(0.3)	n/m

Total Segment Revenue	$352.2	$340.3	4%	$1,048.9	$973.7	12%

Total Segment Fee Revenue[1]	$318.2	$317.7	0%	$935.6	$888.0	9%

n/m – not meaningful

Operating expenses, which include $5 million of King Sturge intangibles amortization, were $1.0 billion for the year, an increase of 10 percent in local currency from 2011. Operating expenses also include $28 million of additional gross contract costs related to the Project & Development Services business line compared with last year. Fee-based operating expenses increased 7 percent from 2011. The year-over-year increase was primarily due to higher fixed compensation from the addition of King Sturge for a full year in 2012, compared with just over seven months in 2011.

Full-year EBITDA was $75 million, compared with $57 million in 2011. EBITDA margin calculated on a fee revenue basis was 8.0 percent compared with 6.5 percent last year reflecting the benefits of cost actions taken across the region during the year.

Fourth-quarter fee-based operating expenses were $272 million, compared with $284 million in 2011, a reduction of 4 percent in local currency. Included in operating expenses was $1 million of intangibles amortization compared with $5 million last year.

Jones Lang LaSalle Reports Full-Year and Fourth-Quarter 2012 Results – Page 6

Asia Pacific Real Estate Services

Asia Pacific’s revenue for the year increased 9 percent in local currency, to $876 million. Fee revenue was $781 million, an increase of 11 percent, led by 15 percent growth in Capital Markets & Hotels and 13 percent annuity growth in Property & Facility Management.

Asia Pacific Revenue ($ in millions, “LC” = local currency)	Three Months Ended December 31,		% Change in LC	Twelve Months Ended December 31,		% Change in LC
	2012	2011		2012	2011
Leasing	$76.6	$69.1	10%	$198.2	$192.3	4%
Capital Markets & Hotels	40.1	22.0	79%	109.3	94.9	15%
Property & Facility Management	108.3	101.2	7%	398.4	366.8	10%
Property & Facility Management Fee Revenue[1]	88.9	79.0	12%	319.9	284.5	13%
Project & Development Services	26.8	21.0	28%	83.5	81.1	6%
Project & Development Services Fee Revenue[1]	19.2	15.9	21%	67.2	59.5	16%
Advisory, Consulting and Other	26.5	22.6	16%	86.1	81.2	6%

Operating Revenue	$278.3	$235.9	18%	$875.5	$816.3	9%
Equity Earnings	—	0.1	n/m	0.1	0.2	n/m

Total Segment Revenue	$278.3	$236.0	18%	$875.6	$816.5	9%

Total Segment Fee Revenue[1]	$251.3	$208.7	20%	$780.8	$712.6	11%

n/m – not meaningful

Operating expenses were $810 million for the year, an increase of 9 percent in local currency. Operating expenses included $95 million of gross contract costs, down from $104 million last year. Fee-based operating expenses rose 12 percent, to $716 million, due to a larger employee base servicing new and expanded Property & Facility Management contracts and inflationary compensation pressure across the region.

The region’s EBITDA for the year was $78 million, consistent with 2011. EBITDA margin calculated on a fee revenue basis improved significantly in the fourth quarter; however, full-year EBITDA margin was 10.0 percent, down from 11.0 percent last year due to the slower growth challenges of the previous quarters.

Fee-based operating expenses for the quarter were $218 million, compared with $184 million in 2011.

LaSalle Investment Management

LaSalle Investment Management’s advisory fees were $228 million for the year, down 6 percent in local currency. Advisory fees in the fourth quarter remained flat compared with the first three quarters of 2012. During the year, the business recognized $23 million of incentive fees as a result of positive performance for clients, and $24 million of equity earnings, primarily from asset sales.

Jones Lang LaSalle Reports Full-Year and Fourth-Quarter 2012 Results – Page 7

LaSalle Investment Management Revenue ($ in millions, “LC” = local currency)	Three Months Ended December 31,		% Change in LC	Twelve Months Ended December 31,		% Change in LC
	2012	2011		2012	2011
Advisory Fees	$56.2	$60.1	(7%)	$228.1	$245.0	(6%)
Transaction Fees & Other	4.6	2.3	104%	10.5	7.3	47%
Incentive Fees	2.4	0.1	n/m	22.8	19.3	18%

Operating Revenue	$63.2	$62.5	0%	$261.4	$271.6	(3%)
Equity Earnings	1.4	3.7	(62%)	24.0	3.8	n/m

Total Segment Revenue	$64.6	$66.2	(3%)	$285.4	$275.4	5%

n/m – not meaningful

Assets under management remained at $47 billion as of December 31, 2012. EBITDA was $74 million for the year, compared with $60 million in 2011. EBITDA margin was 25.9 percent in 2012 compared with 21.7 percent last year.

Summary

The firm finished the year with a strong fourth-quarter performance and delivered record revenue in 2012. Notable market share gains continued as the firm won new mandates and expanded existing client relationships. Healthy new business pipelines and moderately improving global market dynamics, combined with an ongoing focus on productivity and cost discipline, provide confidence for the firm’s performance in 2013.

Jones Lang LaSalle Reports Full-Year and Fourth-Quarter 2012 Results – Page 8

About Jones Lang LaSalle

Jones Lang LaSalle (NYSE:JLL) is a professional services and investment management firm offering specialized real estate services to clients seeking increased value by owning, occupying and investing in real estate. With annual revenue of $3.9 billion, Jones Lang LaSalle operates in 70 countries from more than 1,000 locations worldwide. On behalf of its clients, the firm provides management and real estate outsourcing services to a property portfolio of 2.6 billion square feet. Its investment management business, LaSalle Investment Management, has $47.0 billion of real estate assets under management. For further information, visit www.jll.com.

200 East Randolph Drive Chicago Illinois 60601 | 22 Hanover Square London W1A 2BN | 9 Raffles Place #39-00 Republic Plaza Singapore 048619

Statements in this press release regarding, among other things, future financial results and performance, achievements, plans and objectives may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance, achievements, plans and objectives of Jones Lang LaSalle to be materially different from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include those discussed under “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures about Market Risk,” and elsewhere in Jones Lang LaSalle’s Annual Report on Form 10-K for the year ended December 31, 2011, and in the Quarterly Report on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012, and September 30, 2012, and in other reports filed with the Securities and Exchange Commission. Statements speak only as of the date of this release. Jones Lang LaSalle expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in Jones Lang LaSalle’s expectations or results, or any change in events.

Jones Lang LaSalle Reports Full-Year and Fourth-Quarter 2012 Results – Page 9

Conference Call

The firm will conduct a conference call for shareholders, analysts and investment professionals on Tuesday, January 29 at 6:00 p.m. EST.

To participate in the teleconference, please dial into one of the following phone numbers five to ten minutes before the start time:

•	U.S. callers: +1 877 356 3887

•	International callers: +1 706 679 7364

•	Pass code: 87480384

Webcast

Follow these steps to listen to the webcast:

1.	You must have a minimum 14.4 Kbps Internet connection

2.	Log on to http://www.videonewswire.com/event.asp?id=91555 and follow instructions

3.	Download free Windows Media Player software: (link located under registration form)

4.	If you experience problems listening, send an email to prnwebcast@multivu.com

Supplemental Information

Supplemental information regarding the fourth-quarter 2012 earnings call has been posted to the Investor Relations section of the company’s website: www.jll.com.

Conference Call Replay

Available: 7:00 a.m. EST Wednesday, January 30 through 11:59 p.m. EST Wednesday, February 6 at the following numbers:

•	U.S. callers: +1 855 859 2056

•	International callers: +1 404 537 3406

•	Pass code: 87480384

Web Audio Replay

Audio replay will be available for download or stream. This information and link is also available on the company’s website: www.jll.com.

If you have any questions, email Jones Lang LaSalle’s Investor Relations department at JLLInvestorRelations@am.jll.com.

###

JONES LANG LASALLE INCORPORATED

Consolidated Statements of Operations

For the Three and Twelve Months Ended December 31, 2012 and 2011

(in thousands, except share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Revenue	$1,248,704	$1,148,175	$3,932,830	$3,584,544

Operating expenses:
Compensation and benefits	794,160	722,469	2,546,965	2,330,520
Operating, administrative and other	270,501	250,173	972,231	863,860
Depreciation and amortization	20,100	22,333	78,810	82,832
Restructuring and acquisition charges	13,045	33,983	45,421	56,127

Total operating expenses	1,097,806	1,028,958	3,643,427	3,333,339

Operating income	150,898	119,217	289,403	251,205

Interest expense, net of interest income	(10,337)	(8,372)	(35,173)	(35,591)
Equity earnings from unconsolidated ventures	1,358	3,703	23,857	6,385

Income before income taxes and noncontrolling interest	141,919	114,548	278,087	221,999
Provision for income taxes	34,657	29,525	69,244	56,387

Net income	107,262	85,023	208,843	165,612

Net income attributable to noncontrolling interest	190	107	793	1,228

Net income attributable to the Company	$107,072	$84,916	$208,050	$164,384

Net income attributable to common shareholders	$106,831	$84,765	$207,556	$163,997

Basic earnings per common share	$2.43	$1.95	$4.73	$3.80

Basic weighted average shares outstanding	44,051,014	43,469,543	43,848,737	43,170,383

Diluted earnings per common share	$2.38	$1.91	$4.63	$3.70

Diluted weighted average shares outstanding	44,953,524	44,402,412	44,799,437	44,367,359

EBITDA	$171,925	$144,995	$390,783	$338,807

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED

Segment Operating Results

For the Three and Twelve Months Ended December 31, 2012 and 2011

(in thousands)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
REAL ESTATE SERVICES
AMERICAS
Revenue:
Operating revenue	$554,867	$509,478	$1,746,708	$1,522,607
Equity earnings (losses)	74	16	(3)	2,682

Total segment revenue	554,941	509,494	1,746,705	1,525,289
Gross contract costs[1]	(22,246)	(16,992)	(84,425)	(20,882)

Total segment fee revenue	532,695	492,502	1,662,280	1,504,407

Operating expenses:
Compensation, operating and administrative expenses	468,441	415,377	1,536,211	1,324,115
Depreciation and amortization	11,205	9,710	42,333	38,502

Total segment operating expenses	479,646	425,087	1,578,544	1,362,617
Gross contract costs[1]	(22,246)	(16,992)	(84,425)	(20,882)

Total fee-based segment operating expenses	457,400	408,095	1,494,119	1,341,735

Operating income	$75,295	$84,407	$168,161	$162,672

EBITDA	$86,500	$94,117	$210,494	$201,174

EMEA
Revenue:
Operating revenue	$352,321	$340,294	$1,049,226	$974,014
Equity (losses) / earnings	(82)	2	(310)	(304)

Total segment revenue	352,239	340,296	1,048,916	973,710
Gross contract costs[1]	(34,027)	(22,555)	(113,321)	(85,692)

Total segment fee revenue	318,212	317,741	935,595	888,018

Operating expenses:
Compensation, operating and administrative expenses	300,805	297,278	974,022	916,412
Depreciation and amortization	5,001	9,051	21,644	29,378

Total segment operating expenses	305,806	306,329	995,666	945,790
Gross contract costs[1]	(34,027)	(22,555)	(113,321)	(85,692)

Total fee-based segment operating expenses	271,779	283,774	882,345	860,098

Operating income	$46,433	$33,967	$53,250	$27,920

EBITDA	$51,434	$43,018	$74,894	$57,298

ASIA PACIFIC
Revenue:
Operating revenue	$278,329	$235,938	$875,476	$816,301
Equity (losses) / earnings	(11)	28	150	178

Total segment revenue	278,318	235,966	875,626	816,479
Gross contract costs[1]	(27,044)	(27,329)	(94,816)	(103,892)

Total segment fee revenue	251,274	208,637	780,810	712,587

Operating expenses:
Compensation, operating and administrative expenses	241,952	207,797	797,396	738,107
Depreciation and amortization	3,329	3,001	12,886	12,203

Total segment operating expenses	245,281	210,798	810,282	750,310
Gross contract costs[1]	(27,044)	(27,329)	(94,816)	(103,892)

Total fee-based segment operating expenses	218,237	183,469	715,466	646,418

Operating income	$33,037	$25,168	$65,344	$66,169

EBITDA	$36,366	$28,169	$78,230	$78,372

LASALLE INVESTMENT MANAGEMENT
Revenue:
Operating revenue	$63,187	$62,465	$261,420	$271,622
Equity earnings	1,377	3,657	24,020	3,829

Total segment revenue	64,564	66,122	285,440	275,451
Operating expenses:
Compensation, operating and administrative expenses	53,463	52,191	211,567	215,745
Depreciation and amortization	565	570	1,947	2,750

Total segment operating expenses	54,028	52,761	213,514	218,495

Operating income	$10,536	$13,361	$71,926	$56,956

EBITDA	$11,101	$13,931	$73,873	$59,706

Total segment revenue	1,250,062	1,151,878	3,956,687	3,590,929
Reclassification of equity earnings	1,358	3,703	23,857	6,385

Total revenue	$1,248,704	$1,148,175	$3,932,830	$3,584,544

Total operating expenses before restructuring charges	1,084,761	994,975	3,598,006	3,277,212

Operating income before restructuring charges	$163,943	$153,200	$334,824	$307,332

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED

Consolidated Balance Sheets

December 31, 2012 and December 31, 2011

(in thousands)

	December 31,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$152,159	$184,454
Trade receivables, net of allowances	996,681	907,772
Notes and other receivables	101,952	97,315
Warehouse receivables	144,257	—
Prepaid expenses	53,165	45,274
Deferred tax assets	50,831	53,553
Other	16,484	12,516

Total current assets	1,515,529	1,300,884

Property and equipment, net of accumulated depreciation	269,338	241,415
Goodwill, with indefinite useful lives	1,853,761	1,751,207
Identified intangibles, with finite useful lives, net of accumulated amortization	45,932	52,590
Investments in real estate ventures	268,107	224,854
Long-term receivables	58,881	54,840
Deferred tax assets	197,892	186,605
Other	142,059	120,241

Total assets	$4,351,499	$3,932,636

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$497,817	$436,045
Accrued compensation	685,718	655,658
Short-term borrowings	32,233	65,091
Deferred tax liabilities	10,113	6,044
Deferred income	76,152	58,974
Deferred business acquisition obligations	105,772	31,164
Warehouse facility	144,257	—
Other	109,909	95,641

Total current liabilities	1,661,971	1,348,617

Noncurrent liabilities:
Credit facilities	169,000	463,000
Long-term senior notes	275,000	—
Deferred tax liabilities	3,106	7,646
Deferred compensation	75,320	57,118
Pension liabilities	5,281	17,233
Deferred business acquisition obligations	107,661	267,896
Minority shareholder redemption liability	19,489	18,402
Other	75,415	58,344

Total liabilities	2,392,243	2,238,256

Company shareholders’ equity:
Common stock, $.01 par value per share, 100,000,000 shares authorized; 44,054,042 and 43,470,271 shares issued and outstanding as of December 31, 2012 and December 31, 2011, respectively	441	435
Additional paid-in capital	932,255	904,968
Retained earnings	1,017,128	827,297
Shares held in trust	(7,587)	(7,814)
Accumulated other comprehensive income (loss)	8,946	(33,757)

Total Company shareholders’ equity	1,951,183	1,691,129
Noncontrolling interest	8,073	3,251

Total equity	1,959,256	1,694,380

Total liabilities and equity	$4,351,499	$3,932,636

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED

Summarized Consolidated Statements of Cash Flows

For the Twelve Months Ended December 31, 2012 and 2011

(in thousands)

(Unaudited)

	Twelve Months Ended December 31,
	2012	2011
Cash provided by operating activities	$327,698	$211,338
Cash used in investing activities	(151,252)	(389,316)
Cash (used in) provided by financing activities	(208,741)	110,535

Net decrease in cash and cash equivalents	$(32,295)	$(67,443)
Cash and cash equivalents, beginning of period	184,454	251,897

Cash and cash equivalents, end of period	$152,159	$184,454

Please reference attached financial statement notes.

JONES LANG LASALLE INCORPORATED

Financial Statement Notes

1.	Consistent with U.S. GAAP (“GAAP”), gross contract vendor and subcontractor costs (“gross contract costs”) which are managed on certain client assignments in the Property & Facility Management and Project & Development Services business lines are presented on a gross basis in both revenue and operating expenses. Gross contract costs are excluded from revenue and operating expenses in determining “fee revenue” and “fee-based operating expenses”, respectively. Excluding these costs from revenue and operating expenses more accurately reflects how the firm manages its expense base and its operating margins. Adjusted operating income excludes the impact of restructuring and acquisition charges and intangible amortization related to the King Sturge acquisition. “Adjusted operating income margin” is calculated by dividing adjusted operating income by fee revenue. Below are reconciliations of revenue and operating expenses to fee revenue and fee-based operating expenses, as well as adjusted operating income margin calculations, for the three and twelve months ended December 31, 2012, and 2011.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
($ in millions)	2012	2011	2012	2011
Revenue	$1,248.7	$1,148.2	$3,932.8	$3,584.5
Gross contract costs	(83.3)	(66.9)	(292.6)	(210.5)

Fee revenue	$1,165.4	$1,081.3	$3,640.2	$3,374.0

Operating expenses	$1,097.8	$1,029.0	$3,643.4	$3,333.3
Gross contract costs	(83.3)	(66.9)	(292.6)	(210.5)

Fee-based operating expenses	$1,014.5	$962.1	$3,350.8	$3,122.8

Operating income	$150.9	$119.2	$289.4	$251.2

Add:
Restructuring and acquisition charges	13.0	34.0	45.4	56.1
King Sturge intangible amortization	0.6	4.8	4.9	11.5

Adjusted operating income	$164.5	$158.0	$339.7	$318.8

Adjusted operating income margin	14.1%	14.6%	9.3%	9.4%

2.	Charges excluded from GAAP net income attributable to common shareholders to arrive at adjusted net income for the three and twelve months ended December 31, 2012, and December 31, 2011, are restructuring and acquisition charges and intangible amortization related to the recent King Sturge acquisition. Below are reconciliations of GAAP net income attributable to common shareholders to adjusted net income and calculations of earnings per share (“EPS”) for each net income total:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
($ in millions, except per share data)	2012	2011	2012	2011
GAAP net income attributable to common shareholders	$106.8	$84.8	$207.6	$164.0
Shares (in 000s)	44,954	44,402	44,799	44,367

GAAP earnings per share	$2.38	$1.91	$4.63	$3.70

GAAP net income attributable to common shareholders	$106.8	$84.8	$207.6	$164.0
Restructuring and acquisition charges, net	9.9	25.2	34.1	41.9
Intangible amortization, net	0.4	3.6	3.7	8.6

Adjusted net income	$117.1	$113.6	$245.4	$214.5
Shares (in 000s)	44,954	44,402	44,799	44,367

Adjusted earnings per share	$2.60	$2.56	$5.48	$4.83

3.	Adjusted EBITDA represents earnings before interest expense, net of interest income, income taxes, depreciation and amortization, adjusted for restructuring and acquisition charges. Although adjusted EBITDA and EBITDA are non-GAAP financial measures, they are used extensively by management and are useful to investors and lenders as metrics for evaluating operating performance and liquidity. EBITDA is used in the calculations of certain covenants related to the firm’s revolving credit facility. However, adjusted EBITDA and EBITDA should not be considered as an alternative to net income determined in accordance with GAAP. Because adjusted EBITDA and EBITDA are not calculated under GAAP, the firm’s adjusted EBITDA and EBITDA may not be comparable to similarly titled measures used by other companies.

Below is a reconciliation of net income to EBITDA and adjusted EBITDA (in thousands):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Net income attributable to common shareholders	$106,831	$84,765	$207,556	$163,997
Add:
Interest expense, net of interest income	10,337	8,372	35,173	35,591
Provision for income taxes	34,657	29,525	69,244	56,387
Depreciation and amortization	20,100	22,333	78,810	82,832

EBITDA	$171,925	$144,995	$390,783	$338,807

Add:
Restructuring and acquisition charges	13,045	33,983	45,421	56,127

Adjusted EBITDA	$184,970	$178,978	$436,204	$394,934

4.	Restructuring and acquisition charges are excluded from segment operating results, although they are included for consolidated reporting. For purposes of segment operating results, the allocation of restructuring charges to the segments has been determined not to be meaningful to investors, so the performance of segment results has been evaluated without allocation of these charges.

5.	Intangible amortization from the second-quarter 2011 King Sturge acquisition is included in depreciation and amortization in the firm’s consolidated results, as well as in EMEA’s segment results, but has been excluded from adjusted operating income and adjusted net income.

6.	Each geographic region offers the firm’s full range of Real Estate Services businesses consisting primarily of tenant representation and agency leasing; capital markets; property management and facilities management; project and development services; and advisory, consulting and valuations services. The Investment Management segment provides investment management services to institutional investors and high-net-worth individuals.

7.	The consolidated statements of cash flows are presented in summarized form. For complete consolidated statements of cash flows, please refer to the firm’s Annual Report on Form 10-K for the year ended December 31, 2012, to be filed with the Securities and Exchange Commission shortly.

8.	EMEA refers to Europe, Middle East and Africa. MENA refers to Middle East and North Africa. Greater China includes China, Hong Kong, Macau and Taiwan.

9.	Certain prior year amounts have been reclassified to conform to the current presentation.